UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2023

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by TRxADE HEALTH, INC. (the “Company”), with the Securities and Exchange Commission (the “Commission”), on March 3, 2023, Ms. Janet Huffman, the then Chief Financial Officer of the Company, effective March 1, 2023, transitioned from Chief Financial Officer to Acting Chief Financial Officer.

On March 6, 2023, Ms. Huffman resigned as Acting Chief Financial Officer and Principal Financial/Accounting Officer of the Company in order to transition to a full-time role with another employer, and not due to any disagreement relating to the Company’s operations, policies or procedures, provided that Ms. Huffman will continue to provide consulting services to the Company.

Also effective on March 6, 2023, Prashant Patel, a member of the Board of Directors, the President and the Chief Operating Officer of the Company, was appointed as Interim Principal Financial/Accounting Officer of the Company.

There are no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Except for Mr. Patel’s employment agreement with Trxade, Inc., the Company’s wholly-owned subsidiary, which is described under “Executive and Director Compensation — Employment Agreements” in the Registration Statement on Form S-1 filed by the Company with the Commission on November 28, 2022 (the “Form S-1”), and in the Current Report on Form 8-K filed by the Company with the Commission on January 20, 2023 and under “Certain Relationships and Related Transactions, and Director Independence” in the Form S-1, which information is incorporated by reference herein, Mr. Patel is not a party to any material plan, contract or arrangement (whether or not written) with the Company and Mr. Patel is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Patel’s biographical information is set forth below:

Mr. Patel, age 48, has served as our full-time President and Chief Operating Officer, and as a director, since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) in January 2014. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over twenty years of experience in retail pharmacy and pharmaceutical logistics, and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been President and a Member of the Board of Trxade Nevada since August 2010. Since January 9, 2014, Mr. Patel has served as President of Trxade, Inc., a Florida corporation, our wholly-owned subsidiary. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy and CEO of Pharmaceutical Returns Of America LLC, a pharmaceutical reverse distributor. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: March 6, 2023	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer